                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of DNAPrint genomics, Inc. (the "Corporation"), of our report dated March 27, 2001 on the financial statements of the Corporation as of
December 31, 2000 and for the years ended December 31, 2000 and 1999 and for the period from inception of the Development Stage, December 10, 1998 to December
31, 2000, included in the Corporation's Annual Report on Form 10-KSB for the
year ended December 31, 2000, filed pursuant to the Securities Exchange Act of
1934, as amended.

                                    /s/HOWARD R. WOMELDORPH, JR. C.P.A., P.A.

Sarasota, Florida
November 5, 2001